CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 2 to the Registration Statement on Form S-3, 333-210986 of RiverSource® Guaranteed Term Annuity of our report dated February 22, 2018 relating to the consolidated financial statements, which appears in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 20, 2018